EXHIBIT 10.7



                                      LEASE
                                      -----

         This lease is made and entered into as of the 1st day of September, 2004 by and between U.S. Flue-Cured Tobacco Growers Inc., a North Carolina Corporation with an office located at 250 Crown Boulevard, Timberlake, North Carolina 27583, hereinafter referred to as "Landlord", and Wellstone Filters, Inc, a Delaware Corporation, with an office located at 121 Farrington Ave., Sleepy Hollow, N.Y. 10591, hereinafter referred to as "Tenant", for and in consideration of the mutual covenants set out herein and other good and valuable consideration as follows:

                                   WITNESSETH:

         1. PREMISES.

              1.1 Office Space. Landlord hereby demises and leases to Tenant and Tenant hereby takes and hires from Landlord for the term and subject to all of the conditions hereof, the office space in the area referred to as the "Human Resources Department" belonging to the Landlord and located at 250 Crown Boulevard, Timberlake, North Carolina (the "Premises"), as more particularly described in Schedule A hereto, which attachment is hereby incorporated by reference, together with ingress and egress through the Human Resource Department entrance only 24 hours a day, 7 days a week. Also included in the Premises shall be six (6) designated parking spaces in the parking lot adjacent to the security entrance to the building. Landlord reserves the right to relocate Tenant to another section of the building during the Term of the Lease or any subsequent renewal, with an appropriate adjustment to the Base Rent should the new space be smaller in total square footage. Any such relocation will be performed in a manner so as not to disrupt Tenant's ordinary course of business.

              1.2 Processing Equipment. Landlord hereby grants to Tenant a non-exclusive license for the term and subject to all of the conditions herein for the specific and scheduled use of the processing equipment herein identified as the Pilot Plant and the Cigarette Making Plant. Tenant's use of this equipment will be subject to submitting a written request one (1) week in advance of Tenant's need for such use, and subject to the availability of the equipment relative to Landlord's operating schedule and Landlord's personnel.

         2. TERM AND TERMINATION.

              2.1 Term. The term of this Lease shall be six months, beginning on the Commencement Date (as defined below) and ending six months from the Commencement Date at midnight (the "Term"), unless sooner terminated as herein provided. At Tenant's option, Tenant shall have the right to renew this Lease for one (1) additional Term on the same terms and conditions set forth herein except that Landlord shall have the right to increase Base Rent for any renewal term. To exercise such option, Tenant shall give Landlord notice of Tenant's intention to exercise the option in writing at least thirty (30) days before the effective termination date of the initial Term.

              2.2 Commencement Date. The Commencement Date shall be September 1, 2004.

              2.3 Tenant's Right to Terminate. At any time during the Term of this Lease, (i) in the event that the Premises are, or become, in a condition which substantially interferes with Tenant's ability to use the Premises as contemplated in Paragraph Six (6) hereof and such condition continues following the expiration of a fifteen day cure period commencing on the date of notice to Landlord of such condition, or (ii) in the event that Landlord withdraws approval for the use by Tenant of any previously approved substance or material, Tenant shall have the right to terminate the Lease by notice to Landlord effective 30 days from the date of such notice.

         3. RENT.

              3.1 Base Rent - Office Space. All rent relative to office space shall be payable by Tenant on or before the first (1st) day of each and every month in advance and without previous demand therefore by Landlord and without setoff or reduction. Tenant shall pay to Landlord a base rent of $1,750.00 per month beginning September l, 2004 (the "Base Rent").

              3.2 Full Service Rent - Office Space. Tenant shall pay to Landlord a full service rent of $500 per month for services including but not limited to maintenance, utilities, janitorial, access to common areas and restrooms, payment of property taxes, use of copiers, phones, faxes, and use of Landlord's cafeteria. A telephone system with headsets will be provided. It will be Tenant's responsibility to contract phone service and pay all the respective telephone charges billed to Tenant by the contracted telephone service company.

              3.3 Processing Equipment Rent. All rent for processing equipment shall be payable by Tenant on or before the day preceding the scheduled day of use. Tenant, in addition to reimbursing Landlord for costs (such costs to include labor, material, and variable overhead), shall pay to Landlord an equipment rental fee of $750.00 for use of the Pilot Plant and $750.00 for the use of the Cigarette Making Plant, for any sample run which requires four (4) hours or less machine time. Any sample run requiring more then four (4) hours machine time, but less than eight (8) hours machine time will be billed to Tenant at $1250.00. The charge for any sample run requiring more than eight (8) hours machine time will be determined at the time the sample is requested.

         4. SECURITY DEPOSIT. Tenant shall deposit $2,250.00 ("Security Deposit") with Landlord to secure Tenant's performance of its Lease obligations. If Tenant defaults hereunder, Landlord may, after giving five (5) days advance notice to Tenant, without prejudice to Landlord's other remedies, apply part or all of the Security Deposit to cure Tenant's default. If Landlord so uses part or all of the Security Deposit, then Tenant shall within ten (10) days after written demand, pay Landlord the amount so used by Landlord, in order to restore the Security Deposit to its original amount. Any part of the Security Deposit not used by Landlord as permitted by this paragraph shall be returned to tenant within fifteen (15) days after this Lease terminates.

         5. INSURANCE. Tenant shall at all times during the term hereof at its sole cost and expense procure and maintain in force and effect commercial general liability insurance, including contractual liability and personal injury with combined single limit coverage of not less than $1,000,000.00.

         6. USE OF PREMISES. The Premises shall be used by Tenant for general office purposes and for conducting experimental production of tobacco products. Tenant shall not conduct activities on the Premises additional to or in expansion of said stated purposes. Tenant shall comply with the terms of this Lease and with all laws, ordinances and regulations of any lawful authority, including any and all lawful zoning ordinances now in force or which may hereafter be adopted, affecting the use of the subject Premises, and shall keep the Premises in a neat and clean condition. Any failure by Tenant to comply with the foregoing requirements shall give Landlord the option to terminate this Lease by written notice to Tenant, without prejudice to any other remedies Landlord may have for such breach.

         7. MAINTENANCE AND ALTERATION OF PREMISES.

              7.1 Tenant's Acceptance of Premises. Tenant represents to the Landlord that it has examined and inspected the Premises and accepts the Premises. Landlord makes no representation or warranty as to the condition of said Premises.

              7.2 Repairs by Landlord. Landlord shall be responsible for keeping the foundations, roof, exterior walls, floor, electrical (including heating, ventilation and air conditioning systems), plumbing, alarm systems, exterior and interior walls, exterior and interior doors, and structural portions of Premises in good order and repair; provided, however, that Tenant shall reimburse Landlord within ten (10) days following Landlord's request to Tenant and proof of Landlord's repair costs for any repairs occasioned by reason of the acts or negligence of Tenant, its employees, agents, invitees, licensees, or contractors. Tenant shall give Landlord written notice of the necessity for any repairs required to be made by Landlord and Landlord shall have a reasonable period of time thereafter to make such repairs.

              7.3 Maintenance by Tenant. Tenant shall keep clean and in good order and shall not damage the Premises, ordinary wear and tear only excepted.

              7.4 Alterations. Tenant may not, without Landlord's prior written consent, make structural improvements or alterations upon the Premises or install fixtures or equipment which require holes to be made in the walls or floors.

              7.5 General Conditions. Any work performed by Tenant or Landlord shall be done in a good and workmanlike manner. At no time may Tenant do any work that results in a claim of lien against Landlord which is not discharged within thirty (30) days, and if requested by Landlord on termination of this lease or vacation of the Premises by Tenant, Tenant shall restore at Tenant's sole expense the Premises to the same condition as existed at the commencement of the Term. Landlord, however, may elect to require Tenant to leave structural alterations performed by Tenant.

         8. QUIET ENJOYMENT. Landlord hereby covenants and warrants that it is seized and possessed of a fee simple absolute interest in and to the Premises and that subject to the terms and conditions herein set forth, Tenant shall have and enjoy the Premises during the term hereof, provided that no reasonable action of Landlord in repairing and restoring the Premises which does not substantially interfere with Tenant's business for a period of more than ten
(10) days shall be deemed a breach of this covenant or give Tenant any right to modify this Lease either as to the Term, rent payable or other obligations performed. Landlord shall not be responsible or liable to Tenant for injury or damage resulting from acts or omissions of persons other than Landlord, its employees, agents, or representatives, licensees or invitees of for injury or damage resulting to Tenant or its personal property from bursting, stoppage or leaking of water, gas, sewer or steam pipes except for such loss or damage which arise from the willful or negligent conduct of Landlord or for failure to make repairs in a timely fashion after due notice from Tenant.

         9. DESTRUCTION OF PREMISES. If a substantial portion of the Premises are destroyed by fire or other casualty not resulting from the wrongful or negligent act of Tenant, and comparable, substitute space is not available, either Landlord or Tenant may, by written notice given not later than thirty
(30) days after the date of such destruction, terminate this Lease. If there is partial destruction and Tenant reasonably is required to close its operations during repairs, rent shall abate while so closed, but if Tenant is able to continue its operations during repairs, rent shall be adjusted and prorated in a proportion which the area of unusable space in the Premises bears to the total space in the Premises or Landlord shall provide additional, comparable space. In the event that Tenant elects to use part of the Premises, Landlord shall not incur any liability for any loss to Tenant's personal property during such partial use. If the damages are such during partial use, that Landlord or Tenant concludes that restoration cannot be completed within sixty (60) days, Landlord or Tenant may at its option terminate this Lease. If the Premises are damaged by cause due to fault or neglect of Tenant, its agents, employees, invitees, or licensees, Landlord may repair such damage and Tenant shall be liable to Landlord for the cost of repairs, and there shall be no apportionment or abatement of rent.

         10. CONDEMNATION. If the whole or any part of the Premises is taken by any governmental agency or corporation vested with the right of exercise of eminent domain, whether such taking be effected by court action or by settlement with the agency exercising or threatening to exercise such power, and if the portion of the Premises so taken renders the remainder of the Premises unfit for the use thereof by Tenant, the Tenant shall have the option to terminate this Lease, which option must be exercised within thirty (30 days) of such taking. If Tenant shall not so elect to terminate, or the taking does not interfere with its use of the Premises to the extent that Tenant does not have an option to terminate, there shall be an adjustment of the annual rental reflecting on a pro rate basis any reduction in Tenant's leased space. All the condemnation award except for damage to or the taking of Tenant's personal property and Tenant's relocation award, if any, shall belong to the Landlord.

         11. ASSIGNMENT - SUBLEASE. Tenant may not assign this Lease, and may not sublet further or permit the use by a third party of any part or all of the Premises without the written consent of the Landlord, save and except for any assignment for sub-letting by and between Wellstone Filters Inc. and its wholly owned subsidiary, Wellstone Tobacco C. which assignment for sub-letting is permitted.

         12. LANDLORD'S ACCESS TO PREMISES. Landlord shall have the right, either itself or through its authorized agents, to enter the Premises at all reasonable times in a reasonable manner, to examine the same, to make such repairs, alterations, or changes as Landlord deems necessary; provided, however, that Landlord shall give Tenant reasonable notice of any proposed access by Landlord, obtain Tenant's written consent to any proposed alterations, or changes and ensure no unreasonable disruption of Tenant's business on the Premises at such time as Landlord makes repairs.

         13. DEFAULT.

              13.1 Events of Default. The occurrence of any of the following shall be an event of default hereunder:

                     13.1.1 Should Tenant default in paying any installment of the rental hereunder and such default continues for five (5) days after written notice of such default from Landlord; or,

                     13.1.2 Should Tenant default in paying any other sum covenanted to be paid by Tenant hereunder and fail to pay the same within ten
(10) days after written notice from Landlord; or,

                     13.1.3 Should Tenant default in performing any of the other terms, provisions or covenants of this Lease and fail, within twenty (20) days after written notice from Landlord, to cure such default, or as to any default not curable within such twenty (20) day period should Tenant fail to institute appropriate action to cure such default within such twenty (20) day period and thereafter prosecute such action with due diligence and continuity; or,

                     13.1.4 Should Tenant file or have filed against it any petition or action for relief under any creditor's law, including bankruptcy, reorganization, or similar actions, either in state or federal court, and should Tenant fail, within one hundred and twenty (120) days after written notice of such petition or action for relief, to succeed in having dismissed such petition or action for relief.

              13.2 Remedies upon Event of Default. Upon the occurrence of any event of default, then Landlord may, at its option and at any time thereafter, do any of the following:

                     13.2.1 Terminate this lease by notice to Tenant, whereupon this Lease shall end, and Tenant shall be liable for and shall pay to Landlord the present value of all rental and other indebtedness which would otherwise have become due and payable during the remaining portion of the term of this Lease (had such terms not been terminated by Landlord) using a 5% discount factor.

                     13.2.2 As Tenant's agent, without terminating this Lease, enter upon and use its best efforts to rent the Premises at the best price obtainable by reasonable effort, without advertisement, and by private negotiations, for any term Landlord deems proper. Tenant shall remain liable to Landlord for the deficiency, if any, between the rental and other sums payable by Tenant hereunder and the rent, if any, obtained by Landlord on reletting, after deducting any attorneys fees, commissions or other expenses paid or incurred by Landlord with respect to such reletting.

         14. REPRESENTATIVES. Landlord's representative shall be

                           Name:    Tim Jackson
                           Tel:     919-645-6041
                           Fax:     336-599-3217

or designee, who shall act for Landlord in any and all matters relative to this Lease, and Tenant's representative, shall be

                           Name:    Learned J. Hand
                           Tel:     914-924-0090
                           Fax:

or his designee, who shall act for Tenant in any and all matters relative to this Lease and bearing on the performance of it obligations hereunder.

         15. NOTICE. Any notice which Landlord or Tenant is required or desires to give to the other shall be given in writing and either delivered at the office of the designated representative for that party, or sent by telefax and certified mail, return receipt requested to:

      If to Landlord:                       If to Tenant:

      USFCTG                                Wellstone Filters
      250 Crown Boulevard                   250 Crown Boulevard
      Timberlake, North Carolina 27583      Timberlake, North Carolina 27583
      Attention: Mr. Tim Jackson            Attention: Mr. Jeremiah Hand
      Telefax: 336-599-3217                 Telefax: 336-599-3217

      with a copy to:                       with a copy to:

      Flue-Cured Tobacco Cooperative        Diversified Business Consulting, LLC
         Stabilization Corporation          14 Covington Lane
      Attention: Arnold Hamm                Durham, North Carolina 27712
      1304 Annapolis Drive                  Attention:  Mr. Samuel Veasey
      Raleigh, North Carolina 27608         Telephone:  919-471-6155
      Telefax:  919-821-4564

Any notice hereunder shall be deemed to have been given at the time the hand delivery is so made, or the date on which the telefax is sent, as evidenced by confirmed telefax receipt.

         16. INDEMNIFICATION.

              16.1 Tenant's Indemnification. Tenant does hereby agree to indemnify, defend and hold harmless Landlord, and any employee or agent of Landlord from all losses, claims, damages, injuries, liabilities, litigation and other expenses (including reasonable attorneys fees and other disbursements and costs) which may arise or be claimed against Landlord and be in favor of any persons or other entities for (i) any injuries or occupancy of the Premises by Tenant (ii) any acts, omissions, negligence or fault of Tenant, its agents, contractors, employees, licensees, visitors, customers, patrons or invitees
(iii) Tenant's failure to comply with any laws, statues, ordinances, codes or regulations (including without limitation laws relating to the use, storage and/or disposal of chemicals), or (iv) any default by Tenant in the observance or performance of any obligations set forth in the Lease. Landlord shall not be liable to Tenant for any damages, losses or injuries to the persons or property of Tenant, except to the extent attributable to conduct or actions of the Landlord or its agents. In the event that Landlord shall be made a party to any litigation commenced against Tenant or otherwise regarding Tenant's use or occupancy of the Premises, Tenant shall indemnify, protect and hold Landlord harmless and shall pay all costs, expenses and attorney's fees, disbursements and costs incurred or paid by Landlord in connection with such litigation and any appeal thereof. Tenant agrees that all personal property of Tenant and/or its employees, servants, agents or licensees shall be the sole responsibility of Tenant and Landlord shall not be liable for theft or damage of or to any such personal property, except to the extent attributable to conduct or actions of the Landlord or its agents. Tenant shall not rely on Landlord nor hold Landlord responsible for the provision of security or maintenance of insurance of any kind. The provisions of this Paragraph shall survive the expiration or termination of this Lease.

              16.2 Landlord's Indemnification. Landlord does hereby agree to indemnify, defend and hold harmless Tenant and any employee or agent of Tenant against all liability (other than liabilities which are solely or partially the fault of the Tenant) arising from the gross negligence or intentional wrongful acts of Landlord.

         17. HOLDING OVER. Tenant shall not hold over possession of the Premises after the expiration or sooner termination of the Term without the express written consent of Landlord. Tenant shall indemnify Landlord for, and hold Landlord harmless from and against, any and all liabilities arising out of or in connection with any delay by Tenant in surrendering and vacating the Premises, including, without limitations, any claims made by any succeeding tenant based on any delay and any liabilities arising out of or in connection with these claims. If possession of the Premises is not surrendered to the Landlord on the expiration or sooner termination of the Term, in addition to any other rights and remedies of Landlord hereunder or at law or in equity, for the time during which Tenant holds over in the Premises, Tenant shall pay Landlord as Base Rent a sum equal to two (2) times the then current Base Rent in addition to all other rent payable under this Lease. If any tenancy is created by Tenant's holding over, the tenancy shall be on all of the terms and conditions of this Lease, except that rent shall be increased as set forth above and the tenancy shall be a month-to-month tenancy. Nothing in this Paragraph 17 shall be deemed to permit Tenant to retain possession of the Premises after the expiration or sooner termination of the Lease Term.

         18. MISCELLANEOUS.

              18.1 Severability. The invalidity of any portion of this Lease shall not have any effect on the balance hereof.

              18.2 Binding Effect. This Lease shall be binding upon the respective parties hereto, their successors and permitted assigns.

              18.3 Entire Agreement/Modifications. This Lease supersedes and cancels all prior negotiations and agreements, written or oral, between the parties concerning the Premises. Any changes to this Lease shall be in writing signed by both parties.

              18.4 Grammatical Construction. The singular shall include the plural and the masculine shall include the feminine as the context shall so require.

              18.5 Consent. Wherever this Lease requires the consent of either party to any action, such consent shall not be unreasonably withheld or delayed.

              18.6 Waiver. The waiver by either party of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of subsequent breach of the same or any other term, covenant or condition herein contained.

              18.7 Governing Law. This Lease shall be governed by, and construed and enforced in accordance with, the laws of the State of North Carolina.

                                       LANDLORD:
                                       U.S. Flue-Cured Tobacco Growers Inc.



                                       By:
                                       Name:
                                       Title:



                                       TENANT:
                                       /s/ Learned Hand



                                       Name:        Learned Hand
                                       Title:        CEO